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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Quinton Cardiology Systems, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-87768) on Form S-8 of Quinton Cardiology Systems, Inc. of our reports dated March 14, 2005, relating to the consolidated balance sheets of Quinton Cardiology Systems, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Quinton Cardiology Systems, Inc.

/s/ KPMG LLP

Seattle, Washington
March 14, 2005